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                        CONSENT OF INDEPENDENT AUDITORS


To the Shareholders and Board of Trustees of American Independence Funds Trust:

To the Interestholders and Board of Trustees of Master Investment Portfolio:

We consent to the use of our report dated April 7, 2000 for NestEgg Capital Preservation Fund (formerly NestEgg 2000 Fund), NestEgg 2010 Fund, NestEgg 2020 Fund, NestEgg 2030 Fund, and NestEgg 2040 Fund (each a series of American Independence Funds Trust) incorporated by reference herein.

We also consent to the use of our report dated April 7, 2000 for LifePath Income Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio and LifePath 2040 Master Portfolio (each a series of Master Investment Portfolio) incorporated by reference herein.

We also consent to the reference to our Firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.

                                                            KPMG LLP

San Francisco, California
June 30, 2000